Final For Approval

Starbucks Reports Record Q2 Fiscal 2018 Results
Q2 Comp Store Sales Up 2% Globally and in the U.S., Up 4% in China
Consolidated Net Revenues Up 14% to a Record $6.0 Billion
GAAP EPS of $0.47; Non-GAAP EPS of $0.53, Up 18% Year-Over-Year
Active Starbucks RewardsTM Membership in the U.S. Increases 12% Year-Over-Year to 14.9 Million
Company Reiterates Fiscal 2018 Outlook; Announces Additional 100M Share Repurchase Authorization

SEATTLE; April 26, 2018 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal second quarter ended April 1, 2018. GAAP results in fiscal 2018 and fiscal 2017 include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q2 Fiscal 2018 Highlights

•	Global comparable store sales increased 2%, driven by a 3% increase in average ticket

◦	Americas and U.S. comp store sales increased 2%

◦	CAP comp store sales increased 3%

▪	China comp store sales increased 4%

•	Consolidated net revenues of $6.0 billion, up 14% over the prior year including:

◦
3% net benefit from consolidation of the recently acquired East China business and other streamline-driven activities, including Teavana mall store closures, the Tazo divestiture, and the conversion of certain international retail operations from company-owned to licensed models

◦	2% benefit from foreign currency translation

•	GAAP operating margin, inclusive of restructuring and impairment charges, declined to 12.8%, down 490 basis points compared to the prior year

◦	Non-GAAP operating margin of 16.2% declined 170 basis points compared to the prior year

•	GAAP Earnings Per Share of $0.47, up 4% over the prior year

◦	Non-GAAP EPS of $0.53, up 18% over the prior year

•	The Starbucks RewardsTM loyalty program added 1.6 million active members in the U.S., up 12% over the prior year

•	Starbucks RewardsTM member spend increased to 39% of U.S. company-operated sales; Mobile Order and Pay represented 12% of U.S. company-operated transactions

•	The company opened 468 net new Starbucks stores in Q2 and now operates 28,209 stores across 76 markets. During the quarter, the company also closed 298 Teavana® stores

•	The company returned $2.0 billion to shareholders in the quarter through a combination of dividends and share repurchases

“Starbucks Q2 of fiscal 2018 represented another quarter of record financial results, highlighted by accelerating momentum across our Americas business - particularly in the U.S., continued strong performance in China and our strongest comp growth in Japan in five quarters,” said Kevin Johnson, president and ceo. “At the same time we made measurable progress against each of the strategic initiatives that position Starbucks to continue delivering best-in-class operating and financial results long into the future.”

“We have a clear set of actions underway to improve profitability through a combination of comp and beverage growth and savings across COGS, waste and labor as we move through the back half of the year,” said Scott Maw, cfo. “We are continuing to invest in our business - strategically and with a 'long game' mentality - while at the same time taking decisive near-term action to maximize our brand portfolio and ensure that we continue to deliver outsized returns to our shareholders in the quarters and years ahead.”

- more -

Second Quarter Fiscal 2018 Summary

	Quarter Ended Apr 1, 2018
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	2%	(1)%	3%
Americas	2%	0%	3%
CAP	3%	0%	3%
EMEA(2)	(1)%	(4)%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 16% of the EMEA segment store portfolio as of April 1, 2018.

Operating Results	Quarter Ended		Change
($ in millions, except per share amounts)	Apr 1, 2018	Apr 2, 2017
Net New Stores (1)	170	427	(257)
Revenues	$6,031.8	$5,294.0	14%
Operating Income	$772.5	$935.4	(17)%
Operating Margin	12.8%	17.7%	(490) bps
EPS	$0.47	$0.45	4%
(1) Q2 2018 net new stores include the closure of 298 Teavana-branded stores.

Consolidated net revenues grew 14% over Q2 FY17 to $6.0 billion in Q2 FY18, primarily driven by incremental revenues from the impact of our ownership change in East China, incremental revenues from 2,103 net new Starbucks store openings over the past 12 months, and 2% growth in global comparable store sales.

Consolidated operating income declined 17% to $772.5 million in Q2 FY18, down from $935.4 million in Q2 FY17. Consolidated operating margin declined 490 basis points to 12.8%, primarily due to restructuring and impairments, food-related mix shift primarily in the Americas segment, higher investments in our store partners (employees), and the impact of our ownership change in East China.
Q2 Americas Segment Results

	Quarter Ended		Change
($ in millions)	Apr 1, 2018	Apr 2, 2017
Net New Stores	187	200	(13)
Revenues	$4,003.5	$3,720.4	8%
Operating Income	$801.3	$826.1	(3)%
Operating Margin	20.0%	22.2%	(220) bps

Net revenues for the Americas segment grew 8% over Q2 FY17 to $4.0 billion in Q2 FY18, primarily driven by incremental revenues from 966 net new store openings over the past 12 months and a 2% growth in comparable store sales.

Operating income declined 3% to $801.3 million in Q2 FY18, down from $826.1 million in Q2 FY17. Operating margin of 20.0% declined 220 basis points, primarily due to higher investments in our store partners (employees) and food-related mix shift.

- more -

Q2 China/Asia Pacific Segment Results

	Quarter Ended		Change
($ in millions)	Apr 1, 2018	Apr 2, 2017
Net New Stores	216	187	29
Revenues	$1,186.4	$768.9	54%
Operating Income	$204.6	$175.9	16%
Operating Margin	17.2%	22.9%	(570) bps

Net revenues for the China/Asia Pacific segment grew 54% over Q2 FY17 to $1,186.4 million in Q2 FY18, primarily driven by incremental revenues from the impact of our ownership change in East China, incremental revenues from 759 net new store openings over the past 12 months, favorable foreign currency translation, and a 3% increase in comparable store sales. The increase was partially offset by the absence of company-operated store revenue related to the sale of our Singapore retail operations to a licensed partner in Q4 FY17.

Q2 FY18 operating income of $204.6 million grew 16% over Q2 FY17 operating income of $175.9 million. Operating margin declined 570 basis points to 17.2%, primarily due to the impact of our ownership change in East China.
Q2 EMEA Segment Results

	Quarter Ended		Change
($ in millions)	Apr 1, 2018	Apr 2, 2017
Net New Stores	64	46	18
Revenues	$266.1	$231.7	15%
Operating Income/(Loss)	($4.3)	$27.7	(116)%
Operating Margin	(1.6)%	12.0%	(1,360) bps

Net revenues for the EMEA segment grew 15% over Q2 FY17 to $266.1 million in Q2 FY18, primarily driven by favorable foreign currency translation and incremental revenues from the opening of 385 net new licensed stores over the past 12 months. Partially offsetting the increase was a decrease in comparable store sales.

Operating loss of $4.3 million in Q2 FY18 declined 116% versus operating income of $27.7 million in Q2 FY17. Operating margin declined 1,360 basis points to (1.6)%, primarily driven by a partial impairment of goodwill related to our Switzerland retail business and sales deleverage on company-operated stores.
Q2 Channel Development Segment Results

	Quarter Ended		Change
($ in millions)	Apr 1, 2018	Apr 2, 2017
Revenues	$500.2	$461.3	8%
Operating Income	$215.3	$193.6	11%
Operating Margin	43.0%	42.0%	100 bps

Net revenues for the Channel Development segment of $500.2 million in Q2 FY18 increased 8% versus the prior year quarter primarily driven by higher sales of premium single-serve products and lapping a prior year revenue deduction adjustment, partially offset by the absence of revenue from the sale of our Tazo brand in the first quarter of fiscal 2018.

Operating income of $215.3 million in Q2 FY18 grew 11% compared to Q2 FY17. Operating margin expanded 100 basis points to 43.0%, primarily driven by lapping a revenue deduction adjustment, partially offset by lower income from our North American Coffee Partnership joint venture.

- more -

Q2 All Other Segments Results

	Quarter Ended		Change
($ in millions)	Apr 1, 2018	Apr 2, 2017
Net New Stores	(297)	(6)	(291)
Revenues	$75.6	$111.7	(32)%
Operating Loss	$(114.8)	$(25.5)	350%

All Other Segments primarily includes Seattle’s Best Coffee®, Starbucks ReserveTM Coffee and Roastery businesses, and Teavana-branded stores. The operating loss in Q2 FY18 was primarily due to restructuring costs related to our strategy to close Teavana retail stores and focus on TeavanaTM tea within Starbucks stores.

- more -

Year to Date Financial Results

	Two Quarters Ended April 1, 2018
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	2%	0%	2%
Americas	2%	0%	2%
CAP	2%	0%	2%
EMEA(2)	(1)%	(4)%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 16% of the EMEA segment store portfolio as of April 1, 2018.

Operating Results	Two Quarters Ended		Change
($ in millions, except per share amounts)	Apr 1, 2018	Apr 2, 2017
Net New Stores (1)	870	1,076	(206)
Revenues	$12,105.5	$11,027.0	10%
Operating Income	$1,888.6	$2,068.3	(9)%
Operating Margin	15.6%	18.8%	(320) bps
EPS	$2.05	$0.96	114%
(1) Fiscal 2018 net new stores include the net closure of 300 Teavana-branded stores.

- more -

Fiscal 2018 Targets

The company reiterates the following full year FY18 targets but notes that all guidance items exclude the yet to be determined impact of its previously announced plan to close more than 8,000 company-owned stores in the U.S. on May 29, 2018 to conduct racial-bias training for all partners (employees) in the U.S.

•	Continue to expect approximately 2,300 net new Starbucks stores globally

•	Continue to expect 3-5% comparable store sales growth globally, expect to be near the low end of the range for the year

•
Continue to expect consolidated revenue growth in the high single digits when excluding approximately 2 points of net favorability from the East China acquisition and other streamline-driven activities

•	Continue to expect GAAP EPS in the range of $3.32 to $3.36 and non-GAAP EPS in the range of $2.48 to $2.53

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide select quarterly and segment information regarding its business outlook during its regularly scheduled quarterly earnings conference calls; this information will also be available following the call on the company's website at http://investor.starbucks.com.

Company Updates

•
Starbucks announced it will close more than 8,000 company-owned stores and its corporate offices in the U.S. on May 29 to conduct racial-bias training for all partners (employees) in the U.S. The training will be provided to nearly 175,000 partners (employees) across the country and will become part of the onboarding process for new partners. Once complete, the company will make the education materials available to other companies, including its licensees.

•
The company hosted its 26th Annual Meeting of Shareholders on March 21 in Seattle. The company announced that Starbucks had reached 100 percent pay equity for partners of all genders and races performing similar work across the U.S.

•
In partnership with Closed Loop Partners and its Center for the Circular Economy, Starbucks committed $10 million in March to establish a groundbreaking consortium launching the NextGen Cup Challenge. Through the NextGen Cup Challenge, the consortium will award accelerator grants to promote the development of more sustainable cup solutions and invite industry participation and partnership on the way to identifying a global solution.

•
The company announced that it had entered into an agreement with SouthRock Capital Ltda – a leading multi-brand restaurant operator in Brazil – to fully license Starbucks retail operations in Brazil. The agreement provides SouthRock the rights to develop and operate Starbucks stores across the country. With the transition of ownership in Brazil, Starbucks retail operations across all markets in Latin America and the Caribbean became wholly licensed.

•	In March Starbucks opened the doors to its 46,000-square foot Hacienda Alsacia Visitor Center, located on the grounds of its Costa Rican coffee farm.

•
The company opened its Starbucks ReserveTM Coffee SODO store in Seattle on February 27, inviting visitors to take a journey of discovery with small-lot Starbucks ReserveTM coffees and PrinciTM food. This location is the first of the company’s new Starbucks Reserve store concept, introducing a marketplace-style environment to showcase its premium Starbucks Reserve brand.

- more -

•
In February, Starbucks and Chase announced the availability of the Starbucks RewardsTM Visa® Card, a co-brand credit card integrated directly into the Starbucks RewardsTM loyalty program. The new credit card is an expansion of the ongoing relationship between the two companies. Chase Merchant Services is the payment processing partner for Starbucks stores in the U.S. and Canada, and Chase Pay is accepted at participating Starbucks stores in the U.S., as well as through the Starbucks mobile app.

•
For the 12th consecutive year, Starbucks was named one of the World’s Most Ethical Companies by the Ethisphere Institute in February. Separately, Starbucks was named the fifth most admired company in the world by Fortune magazine in January. This is the 16th year in a row that Starbucks has appeared on Fortune’s global list.

•
The company closed an underwritten public offering of $1 billion of 3.100% senior notes due 2023 and $600 million of 3.500% senior notes due 2028. The company plans to use the net proceeds for general corporate purposes, including the repurchase of Starbucks common stock under the company’s ongoing share repurchase program, business expansion, payment of cash dividends on Starbucks common stock, or the financing of possible acquisitions.

•
The company repurchased 27.4 million shares of common stock in Q2 FY18; the company's Board of Directors has authorized an additional 100 million shares for repurchase under its ongoing share repurchase program. With the additional 100 million shares, the company now has approximately 124 million shares available for purchase under current authorizations.

•	The Board of Directors declared a cash dividend of $0.30 per share, payable on May 25, 2018, to shareholders of record as of May 10, 2018.

- more -

Conference Calls
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, Roz Brewer, group president and coo, and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, May 26, 2018.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements
This release contains forward-looking statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, accelerating momentum, and potential of our business, operations, and brand, the impact of our food, beverage and digital innovation, operational improvements, actions to improve profitability and timing, including through a combination of comp and beverage growth and savings across COGS, waste and labor, our growth in China, driving improvement across the U.S. business, statements regarding the estimated impact of the changes in U.S. tax law, net new stores, revenues, earnings per share, operating margins, comparable store sales and tax rates, our fiscal 2018 and long-term financial targets, and our strategic, operational, and digital initiatives, including the East China acquisition, the closure of Teavana stores and other streamlining activities. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan, the recently completed purchase of the remaining 50% ownership of the East China market and the closure of Teavana stores, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, coffee, dairy and other raw materials prices and availability, the effect of legal proceedings, the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations that may be implemented, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 1, 2017. The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

- more -

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Apr 1, 2018	Apr 2, 2017	% Change	Apr 1, 2018	Apr 2, 2017

				As a % of total net revenues
Net revenues:
Company-operated stores	$4,828.0	$4,195.4	15.1%	80.0%	79.2%
Licensed stores	625.6	546.7	14.4	10.4	10.3
CPG, foodservice and other (1)	578.2	551.9	4.8	9.6	10.4
Total net revenues	6,031.8	5,294.0	13.9	100.0	100.0
Cost of sales including occupancy costs (2)	2,516.0	2,141.2	17.5	41.7	40.4
Store operating expenses	1,789.6	1,586.4	12.8	29.7	30.0
Other operating expenses (3)	134.3	134.7	(0.3)	2.2	2.5
Depreciation and amortization expenses	331.6	253.6	30.8	5.5	4.8
General and administrative expenses	405.8	326.8	24.2	6.7	6.2
Restructuring and impairments (4)	134.7	—	nm	2.2	—
Total operating expenses	5,312.0	4,442.7	19.6	88.1	83.9
Income from equity investees	52.7	84.1	(37.3)	0.9	1.6
Operating income	772.5	935.4	(17.4)	12.8	17.7
Gain resulting from acquisition of joint venture (5)	47.6	—	nm	0.8	—
Gain/(loss) resulting from divestiture of certain operations (6)	(4.9)	9.6	nm	(0.1)	0.2
Interest income and other, net	35.5	58.3	(39.1)	0.6	1.1
Interest expense	(35.1)	(22.9)	53.3	(0.6)	(0.4)
Earnings before income taxes	815.6	980.4	(16.8)	13.5	18.5
Income tax expense	155.8	327.6	(52.4)	2.6	6.2
Net earnings including noncontrolling interests	659.8	652.8	1.1	10.9	12.3
Net loss attributable to noncontrolling interests	(0.3)	—	nm	—	—
Net earnings attributable to Starbucks	$660.1	$652.8	1.1	10.9%	12.3%
Net earnings per common share - diluted	$0.47	$0.45	4.4%
Weighted avg. shares outstanding - diluted	1,406.6	1,464.8
Cash dividends declared per share	$0.30	$0.25
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				37.1%	37.8%
Other operating expenses as a % of non-company-operated store revenues				11.2%	12.3%
Effective tax rate including noncontrolling interests				19.1%	33.4%

(1)	CPG revenues in Q2 FY17 included an unfavorable revenue deduction adjustment pertaining to prior periods of $20.6 million.

(2)	Reduced inventory write-offs of $2.3 million related to our restructuring efforts was recorded in cost of sales including occupancy costs.

(3)	Includes $2.8 million of business process optimization costs, primarily consulting fees.

(4)	Represents $106.2 million associated with our restructuring efforts, primarily lease termination costs and $28.5 million of Switzerland goodwill impairment.

(5)	Represents a gain adjustment related to finalizing the acquisition of our East China joint venture.

(6)	Primarily includes the loss on the sale of our Brazil retail operations of $8.5 million and a gain adjustment related to finalizing the sale of our Taiwan joint venture of $3.6 million.
(7)Included in interest income and other, net is the gain on the sale of our investment in Square, Inc. warrants of $40.5 million in Q2 FY17.

- more -

	Two Quarters Ended			Two Quarters Ended
	Apr 1, 2018	Apr 2, 2017	% Change	Apr 1, 2018	Apr 2, 2017

				As a % of total net revenues
Net revenues:
Company-operated stores	$9,569.8	$8,664.7	10.4%	79.1%	78.6%
Licensed stores	1,308.0	1,149.1	13.8	10.8	10.4
CPG, foodservice and other (1)	1,227.7	1,213.2	1.2	10.1	11.0
Total net revenues	12,105.5	11,027.0	9.8	100.0	100.0
Cost of sales including occupancy costs (2)	5,018.9	4,436.2	13.1	41.5	40.2
Store operating expenses	3,526.5	3,224.6	9.4	29.1	29.2
Other operating expenses (3)	276.0	280.1	(1.5)	2.3	2.5
Depreciation and amortization expenses	590.4	503.3	17.3	4.9	4.6
General and administrative expenses	784.9	683.1	14.9	6.5	6.2
Restructuring and impairments (4)	162.3	—	nm	1.3	—
Total operating expenses	10,359.0	9,127.3	13.5	85.6	82.8
Income from equity investees	142.1	168.6	(15.7)	1.2	1.5
Operating income	1,888.6	2,068.3	(8.7)	15.6	18.8
Gain resulting from acquisition of joint venture (5)	1,373.9	—	nm	11.3	—
Gain/(loss) resulting from divestiture of certain operations (6)	496.3	9.6	nm	4.1	0.1
Interest income and other, net (7)	123.7	82.4	50.1	1.0	0.7
Interest expense	(61.0)	(46.7)	30.6	(0.5)	(0.4)
Earnings before income taxes	3,821.5	2,113.6	80.8	31.6	19.2
Income tax expense	911.6	709.0	28.6	7.5	6.4
Net earnings including noncontrolling interests	2,909.9	1,404.6	107.2	24.0	12.7
Net loss attributable to noncontrolling interests	(0.4)	(0.3)	33.3	—	—
Net earnings attributable to Starbucks	$2,910.3	$1,404.9	107.2	24.0%	12.7%
Net earnings per common share - diluted	$2.05	$0.96	113.5%
Weighted avg. shares outstanding - diluted	1,420.5	1,467.7
Cash dividends declared per share	$0.60	$0.50
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.9%	37.2%
Other operating expenses as a % of non-company-operated store revenues				10.9%	11.9%
Effective tax rate including noncontrolling interests				23.9%	33.5%

(1)	CPG revenues in Q2 FY17 included an unfavorable revenue deduction adjustment pertaining to prior periods of $13.2 million.

(2)	As a result of our restructuring efforts, $2.1 million was recorded in cost of sales including occupancy costs related to inventory write-offs.

(3)	Includes $2.8 million of business process optimization costs, primarily consulting fees.

(4)
Primarily includes restructuring expenses of $131.3 million associated with our Teavana-branded stores, $2.5 million related to our Starbucks North American retail businesses and $28.5 million of Switzerland goodwill impairment.

(5)	Represents the gain resulting from the acquisition of our East China joint venture.

(6)	Primarily includes the gains on the sales of our Tazo brand and Taiwan joint venture for $347.9 million and $156.6 million, respectively.

(7)	Included in interest income and other, net is the gain on the sale of our investment in Square, Inc. warrants of $40.5 million in Q2 FY17.

- more -

Segment Results (in millions)

Americas

	Apr 1, 2018	Apr 2, 2017	% Change	Apr 1, 2018	Apr 2, 2017

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,564.8	$3,334.9	6.9%	89.0%	89.6%
Licensed stores	429.3	376.7	14.0	10.7	10.1
Foodservice and other	9.4	8.8	6.8	0.2	0.2
Total net revenues	4,003.5	3,720.4	7.6	100.0	100.0
Cost of sales including occupancy costs	1,534.4	1,354.9	13.2	38.3	36.4
Store operating expenses	1,411.8	1,299.1	8.7	35.3	34.9
Other operating expenses	34.7	31.5	10.2	0.9	0.8
Depreciation and amortization expenses	160.4	155.4	3.2	4.0	4.2
General and administrative expenses	60.0	53.4	12.4	1.5	1.4
Restructuring expenses (1)	0.9	—	nm	—	—
Total operating expenses	3,202.2	2,894.3	10.6	80.0	77.8
Operating income	$801.3	$826.1	(3.0)%	20.0%	22.2%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				39.6%	39.0%
Other operating expenses as a % of non-company-operated store revenues				7.9%	8.2%

Two Quarters Ended
Net revenues:
Company-operated stores	$7,351.8	$6,895.9	6.6%	88.9%	89.4%
Licensed stores	896.0	798.0	12.3	10.8	10.3
Foodservice and other	21.5	17.9	20.1	0.3	0.2
Total net revenues	8,269.3	7,711.8	7.2	100.0	100.0
Cost of sales including occupancy costs	3,138.2	2,795.2	12.3	38.0	36.2
Store operating expenses	2,845.3	2,655.5	7.1	34.4	34.4
Other operating expenses	72.2	63.4	13.9	0.9	0.8
Depreciation and amortization expenses	318.4	307.8	3.4	3.9	4.0
General and administrative expenses	112.1	105.3	6.5	1.4	1.4
Restructuring expenses (1)	2.5	—	nm	—	—
Total operating expenses	6,488.7	5,927.2	9.5	78.5	76.9
Operating income	$1,780.6	$1,784.6	(0.2)%	21.5%	23.1%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.7%	38.5%
Other operating expenses as a % of non-company-operated store revenues				7.9%	7.8%

(1)	Represents restructuring expenses of $0.9 million and $2.5 million for the quarter and two quarters ended April 1, 2018, respectively, related to our Starbucks North American retail business.

- more -

China/Asia Pacific (CAP)

	Apr 1, 2018	Apr 2, 2017	% Change	Apr 1, 2018	Apr 2, 2017

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$1,098.6	$687.8	59.7%	92.6%	89.5%
Licensed stores	84.3	78.4	7.5	7.1	10.2
Foodservice and other	3.5	2.7	29.6	0.3	0.4
Total net revenues	1,186.4	768.9	54.3	100.0	100.0
Cost of sales including occupancy costs	510.6	333.5	53.1	43.0	43.4
Store operating expenses	306.5	202.5	51.4	25.8	26.3
Other operating expenses	18.6	17.6	5.7	1.6	2.3
Depreciation and amortization expenses	121.6	49.3	146.7	10.2	6.4
General and administrative expenses	41.2	34.2	20.5	3.5	4.4
Total operating expenses	998.5	637.1	56.7	84.2	82.9
Income from equity investees	16.7	44.1	(62.1)	1.4	5.7
Operating income	$204.6	$175.9	16.3%	17.2%	22.9%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				27.9%	29.4%
Other operating expenses as a % of non-company-operated store revenues				21.2%	21.7%

Two Quarters Ended
Net revenues:
Company-operated stores	$1,841.1	$1,379.2	33.5%	90.7%	89.6%
Licensed stores	182.6	156.4	16.8	9.0	10.2
Foodservice and other	6.3	4.0	57.5	0.3	0.3
Total net revenues	2,030.0	1,539.6	31.9	100.0	100.0
Cost of sales including occupancy costs	882.3	670.8	31.5	43.5	43.6
Store operating expenses	525.1	406.8	29.1	25.9	26.4
Other operating expenses	39.8	36.7	8.4	2.0	2.4
Depreciation and amortization expenses	175.3	98.0	78.9	8.6	6.4
General and administrative expenses	73.6	74.8	(1.6)	3.6	4.9
Total operating expenses	1,696.1	1,287.1	31.8	83.6	83.6
Income from equity investees	67.5	86.6	(22.1)	3.3	5.6
Operating income	$401.4	$339.1	18.4%	19.8%	22.0%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				28.5%	29.5%
Other operating expenses as a % of non-company-operated store revenues				21.1%	22.9%

- more -

EMEA

	Apr 1, 2018	Apr 2, 2017	% Change	Apr 1, 2018	Apr 2, 2017

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$138.7	$127.5	8.8%	52.1%	55.0%
Licensed stores	112.0	90.9	23.2	42.1	39.2
Foodservice	15.4	13.3	15.8	5.8	5.7
Total net revenues	266.1	231.7	14.8	100.0	100.0
Cost of sales including occupancy costs	145.1	122.6	18.4	54.5	52.9
Store operating expenses	57.7	50.3	14.7	21.7	21.7
Other operating expenses (1)	20.0	14.1	41.8	7.5	6.1
Depreciation and amortization expenses	8.1	7.6	6.6	3.0	3.3
General and administrative expenses	11.0	9.4	17.0	4.1	4.1
Restructuring and impairments (2)	28.5	—	nm	10.7	—
Total operating expenses	270.4	204.0	32.5	101.6	88.0
Operating income/(loss)	$(4.3)	$27.7	(115.5)%	(1.6)%	12.0%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				41.6%	39.5%
Other operating expenses as a % of non-company-operated store revenues				15.7%	13.5%

Two Quarters Ended
Net revenues:
Company-operated stores	$290.2	$273.4	6.1%	52.8%	55.4%
Licensed stores	228.2	193.0	18.2	41.5	39.1
Foodservice	31.5	27.5	14.5	5.7	5.6
Total net revenues	549.9	493.9	11.3	100.0	100.0
Cost of sales including occupancy costs	297.2	258.7	14.9	54.0	52.4
Store operating expenses	112.4	97.1	15.8	20.4	19.7
Other operating expenses (1)	36.3	30.2	20.2	6.6	6.1
Depreciation and amortization expenses	15.8	15.2	3.9	2.9	3.1
General and administrative expenses	25.0	21.1	18.5	4.5	4.3
Restructuring and impairments (2)	28.5	—	nm	5.2	—
Total operating expenses	515.2	422.3	22.0	93.7	85.5
Operating income	$34.7	$71.6	(51.5)%	6.3%	14.5%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.7%	35.5%
Other operating expenses as a % of non-company-operated store revenues				14.0%	13.7%

(1)	Includes $2.8 million of business process optimization costs, primarily consulting fees.

(2)	Represents goodwill impairment of $28.5 million related to our Switzerland retail business.

- more -

Channel Development

	Apr 1, 2018	Apr 2, 2017	% Change	Apr 1, 2018	Apr 2, 2017

Quarter Ended				As a % of Channel Development total net revenues
Net revenues:
CPG (1)	$379.9	$346.3	9.7%	75.9%	75.1%
Foodservice	120.3	115.0	4.6	24.1	24.9
Total net revenues	500.2	461.3	8.4	100.0	100.0
Cost of sales	268.0	254.5	5.3	53.6	55.2
Other operating expenses	49.4	50.5	(2.2)	9.9	10.9
Depreciation and amortization expenses	0.2	0.6	(66.7)	—	0.1
General and administrative expenses	3.3	2.1	57.1	0.7	0.5
Total operating expenses	320.9	307.7	4.3	64.2	66.7
Income from equity investees	36.0	40.0	(10.0)	7.2	8.7
Operating income	$215.3	$193.6	11.2%	43.0%	42.0%

Two Quarters Ended
Net revenues:
CPG (1)	$815.6	$783.3	4.1%	76.9%	77.2%
Foodservice	244.8	231.6	5.7	23.1	22.8
Total net revenues	1,060.4	1,014.9	4.5	100.0	100.0
Cost of sales	564.3	543.0	3.9	53.2	53.5
Other operating expenses	104.9	110.9	(5.4)	9.9	10.9
Depreciation and amortization expenses	0.7	1.2	(41.7)	0.1	0.1
General and administrative expenses	6.7	5.4	24.1	0.6	0.5
Total operating expenses	676.6	660.5	2.4	63.8	65.1
Income from equity investees	74.6	82.0	(9.0)	7.0	8.1
Operating income	$458.4	$436.4	5.0%	43.2%	43.0%

(1)	CPG revenues included an unfavorable revenue deduction adjustment pertaining to periods prior to the Q2 FY17 and YTD FY17 of $20.6 million and $13.2 million, respectively, as recorded in Q2 FY17.

- more -

All Other Segments

	Apr 1, 2018	Apr 2, 2017	% Change
Quarter Ended
Net revenues:
Company-operated stores	$25.9	$45.2	(42.7)%
Licensed stores	—	0.7	nm
CPG, foodservice and other	49.7	65.8	(24.5)
Total net revenues	75.6	111.7	(32.3)
Cost of sales including occupancy costs (1)	57.8	74.1	(22.0)
Store operating expenses	13.6	34.5	(60.6)
Other operating expenses	10.7	20.7	(48.3)
Depreciation and amortization expenses	1.0	3.5	(71.4)
General and administrative expenses	2.0	4.4	(54.5)
Restructuring expenses (2)	105.3	—	nm
Total operating expenses	190.4	137.2	38.8
Operating loss	$(114.8)	$(25.5)	350.2

Two Quarters Ended
Net revenues:
Company-operated stores	$86.7	$116.2	(25.4)%
Licensed stores	1.2	1.7	(29.4)
CPG, foodservice and other	108.0	148.9	(27.5)
Total net revenues	195.9	266.8	(26.6)
Cost of sales including occupancy costs (1)	137.0	164.5	(16.7)
Store operating expenses	43.7	65.2	(33.0)
Other operating expenses	22.1	38.2	(42.1)
Depreciation and amortization expenses	1.7	6.3	(73.0)
General and administrative expenses	4.7	8.0	(41.3)
Restructuring expenses (2)	131.3	—	nm
Total operating expenses	340.5	282.2	20.7
Operating loss	$(144.6)	$(15.4)	839.0%

(1)
As a result of our restructuring efforts, ($2.3) million and $2.1 million for the quarter and two quarters ended April 1, 2018, respectively, was recorded in cost of sales including occupancy costs related to inventory write-offs.

(2) Primarily includes restructuring expenses of $105.3 million and $131.3 million for the quarter and two quarters ended April 1, 2018, respectively, associated with our Teavana-branded stores.

- more -

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Apr 1, 2018	Apr 2, 2017	Change
Revenues	$3,656.2	$3,417.0	7%
Comparable Store Sales Growth(1)	2%	3%
Change in Transactions	0%	(2%)
Change in Ticket	3%	4%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Two Quarters Ended		Stores open as of
	Apr 1, 2018	Apr 2, 2017	Apr 1, 2018	Apr 2, 2017	Apr 1, 2018	Apr 2, 2017
Americas:
Company-operated stores	(29)	82	83	157	9,496	9,176
Licensed stores	216	118	382	294	7,528	6,882
Total Americas	187	200	465	451	17,024	16,058
China/Asia Pacific(1):
Company-operated stores	134	67	1,746	171	4,816	2,982
Licensed stores	82	120	(1,230)	319	3,179	3,951
Total China/Asia Pacific	216	187	516	490	7,995	6,933
EMEA:
Company-operated stores	(7)	—	(6)	(18)	496	505
Licensed stores	71	46	193	159	2,665	2,278
Total EMEA	64	46	187	141	3,161	2,783
All Other Segments(2):
Company-operated stores	(285)	(7)	(286)	(9)	4	349
Licensed stores	(12)	1	(12)	3	25	38
Total All Other Segments	(297)	(6)	(298)	(6)	29	387

Total Company	170	427	870	1,076	28,209	26,161

(1) China/Asia Pacific store data includes the transfer of 1,477 licensed stores in East China to company-operated retail stores as a result of the purchase of our East China joint venture in the first quarter of fiscal 2018.

(2) As of April 1, 2018, All Other Segments included 25 licensed Teavana-branded stores.

- more -

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS exclude the below listed items, as they do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS are operating income, operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
East China acquisition-related gain	Management excludes the gain on the purchase of our East China joint venture as this incremental gain is specific to the purchase activity and for reasons discussed above.
Sale of Taiwan joint venture operations	Management excludes the gain related to the sale of our Taiwan joint venture operations as this incremental gain is specific to the sale activity and for reasons discussed above.
Sale of Tazo brand
Management excludes the net gain on the sale of our assets associated with our Tazo brand and associated transaction costs as these items do not reflect future gains, losses, costs or tax benefits and for reasons discussed above.

Sale of Brazil retail operations
Management excludes the net loss related to the sale of our Brazil retail operations and associated transaction costs as these items do not reflect future losses, expenses or tax impacts for reasons discussed above.

Restructuring, impairment and optimization costs
Management excludes restructuring charges and business process optimization costs related to strategic shifts in its Teavana, e-commerce and other business units. Additionally, management excludes expenses related to divesting certain lower margin businesses and assets, such as closure of certain company-operated stores and Switzerland goodwill impairment. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

CAP transaction and integration-related costs
Management excludes transaction and integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.

Sale of Singapore retail operations	Management excludes the net gain related to the sale of our Singapore retail operations as these items do not reflect future gains, losses or tax impacts and for reasons discussed above.
Sale of Germany retail operations
Management excludes the net gain, associated costs and changes in estimated indemnifications related to the sale of our Germany retail operations as these items do not reflect future gains, losses or tax impacts and for reasons discussed above.

The Starbucks Foundation donation	Management excludes the company's largest donation to a non-profit organization for reasons discussed above.
2018 U.S. stock award	Management excludes the announced incremental 2018 stock-based compensation award for reasons discussed above.
Other tax matters
On December 22, 2017, the Tax Cuts and Jobs Act was signed into U.S. law. Management excludes the estimated transition tax on undistributed foreign earnings and the re–measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate for reasons discussed above.

Non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

- more -

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Apr 1, 2018	Apr 2, 2017	Change
Operating income, as reported (GAAP)	$772.5	$935.4	(17.4)%
Restructuring, impairment and optimization costs (1)	135.2	—
CAP transaction and integration-related items (2)	66.9	13.8
Sale of Brazil retail operations transaction costs	1.6	—
Sale of Tazo brand transaction costs	0.9	—
Non-GAAP operating income	$977.1	$949.2	2.9%

Operating margin, as reported (GAAP)	12.8%	17.7%	(490) bps
Restructuring, impairment and optimization costs (1)	2.2	—
CAP transaction and integration-related items (2)	1.1	0.3
Sale of Brazil retail operations transaction costs	—	—
Sale of Tazo brand	—	—
Non-GAAP operating margin	16.2%	17.9%	(170) bps

Diluted net earnings per share, as reported (GAAP)	$0.47	$0.45	4.4%
East China acquisition gain	(0.03)	—
Sale of Taiwan joint venture operations	—	—
Sale of Tazo brand, net of transaction costs	—	—
Restructuring, impairment and optimization costs (1)	0.10	—
CAP transaction and integration-related items (2)	0.05	0.01
Sale of Germany retail operations (3)	—	(0.01)
Loss on sale of Brazil retail operations, net of transaction costs	—	—
Other tax matters (4)	0.02	—
Income tax effect on Non-GAAP adjustments (5)	(0.08)	—
Non-GAAP net earnings per share	$0.53	$0.45	17.8%

(1)
Represents $106.2 million associated with our restructuring efforts, primarily lease termination costs, $28.5 million of Switzerland goodwill impairment and $2.8 million of business process optimization costs, primarily consulting fees. These were partially offset by $2.3 million of reduced inventory write-offs related to these efforts, which were recorded within cost of sales including occupancy costs.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents a Q2 FY17 adjustment associated with estimated indemnifications related to the sale of our Germany retail operations, which occurred in FY16.

(4)	Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings and re-measurement of deferred taxes.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

- more -

	Year Ended
	Sep 30, 2018	Oct 1, 2017
Consolidated	(Projected)	(As Reported)	Change
Diluted net earnings per share (GAAP)	$3.32 - $3.36	$1.97	69% - 71%
East China acquisition gain	(0.98)	—
Sale of Taiwan joint venture operations	(0.11)	—
Sale of Tazo brand	(0.25)	—
Restructuring, impairment and optimization costs (1)	0.14	0.11
CAP transaction and integration-related items (2)	0.18	0.04
Sale of Brazil retail operations	0.01	—
Sale of Singapore retail operations	—	(0.06)
Sale of Germany retail operations	—	(0.01)
The Starbucks Foundation donation	—	0.03
Other tax matters (3)	0.13	—
2018 U.S. stock award (4)	0.03	—
Income tax effect on Non-GAAP adjustments (5)	0.01	(0.04)
Non-GAAP net earnings per share	$2.48 - $2.53	$2.06	20% - 23%

(1)	Represents restructuring, impairment and business optimization costs and inventory write-offs related to these efforts recorded within cost of sales including occupancy costs.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings and re-measurement of deferred taxes.

(4)	Represents incremental stock-based compensation award for U.S. partners.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

#